UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 18, 2006

GSE SYSTEMS, INC.
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(Exact name of registrant as specified in its charter)

Delaware   0-26494   52-1868008
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      (State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
        of incorporation)       Identification No.)

7133 Rutherford Rd., Suite 200, Baltimore, MD 21244
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(Address of principal executive office and zip code)

(410) 277-3740
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Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Form 8-K

Item 8.01  Other Events

According to published reports, Westinghouse Electric Company, LLC (“Westinghouse”) has been selected to build four new nuclear power plants in the People’s Republic of China. China’s State Nuclear Power Technology Company (SNPTC) selected Westinghouse’s AP1000 passive Generation III technology as the basis for the plants to be built for Sanmen in Zhejiang province and Yangjian in Guangdong province. Westinghouse is now in the process of negotiating the final contract details and expects to start implementing the project in 2007.

In April 2005, GSE Systems, Inc. (“the Company”) announced the details of its agreement with Westinghouse to cooperate in the development of simulators for the AP1000 design and assist Westinghouse in the verification and validation of the AP1000 Human Machine Interface. The Company’s simulation models have been used to help Westinghouse successfully complete several phases of Human Machine Interface testing with US regulators. The agreement further identifies the Company as Westinghouse’s preferred vendor for future AP1000 plant simulators both internationally and domestically.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

Date: December 18, 2006               /s/ Jeffery G. Hough
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Jeffery G. Hough
Senior Vice President and Chief Financial Officer